Exhibit 31.3

CERTIFICATION

I, John LaValle, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Global Eagle Entertainment Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. [Intentionally omitted.]

4. [Intentionally omitted.]

5. [Intentionally omitted.]

Date: March 26, 2014	/s/ John LaValle
John LaValle
Chief Executive Officer and Director
(principal executive officer)